Exhibit 99.1

Mimecast Announces Fourth Quarter and Full Year 2019 Financial Results

Fourth Quarter Highlights

•	Total revenue of $92.2 million grew 26% yoy on a GAAP basis and 32% in constant currency
•	Added 1,100 net new customers. Total customers 34,400 globally
•	Revenue retention rate of 111%
•	Gross profit percentage of 73%
•	GAAP EPS of $(0.03) per diluted share, Non-GAAP EPS of $0.07 per diluted share

Lexington, MA – May 13, 2019 (GLOBE NEWSWIRE) Mimecast Limited (NASDAQ: MIME), a leading email and data security company, today announced financial results for the fourth quarter and full year ended March 31, 2019.

“I am very proud of the strides we made this year to more fully protect our customers from the ever-changing cyber threats they face while at the same time reducing complexity and simplifying IT” stated Peter Bauer, CEO of Mimecast.

Mimecast’s CFO, Rafe Brown, commented, “In 2019, Mimecast delivered strong revenue growth and margin expansion, giving the company momentum as it moves into the new fiscal year. With impressive innovation like Mimecast Threat Center and the new product Mimecast Awareness Training one sees why we were able to add 4,000 net new customers to the Mimecast platform while experiencing 111% revenue retention from our existing relationships.”

Fourth Quarter 2019 Financial Highlights

•

Revenue: Revenue for the fourth quarter of 2019 was $92.2 million, an increase of 26% compared to $73.4 million of revenue in the fourth quarter of 2018. Revenue on a constant currency basis increased 32% compared to the fourth quarter of 2018.

•	Customers: Added 1,100 net new customers in the fourth quarter of 2019, compared to 1,200 net new customers in the fourth quarter of 2018. We now serve 34,400 organizations globally.
•	Revenue Retention Rate: Revenue retention rate was 111% in the fourth quarter of 2019, compared to 110% in the fourth quarter of 2018.
•	Gross Profit Percentage: Gross profit percentage was 73% in the fourth quarter of 2019, compared to 73% in the fourth quarter of 2018.
•

Net loss: Net loss was $1.9 million, or $(0.03) per diluted share, based on 60.7 million diluted shares outstanding compared to a net loss of $6.6 million, or $(0.11) per diluted share based on 58.3 million diluted shares outstanding in the fourth quarter of 2018.

•

Non-GAAP Net Income: Non-GAAP net income was $4.6 million, or $0.07 per diluted share, based on 63.3 million diluted shares outstanding compared to a non-GAAP net loss of $3.1 million or $(0.05) per diluted share based on 58.3 million diluted shares outstanding in the fourth quarter of 2018.

•	Adjusted EBITDA: Adjusted EBITDA was $15.8 million, representing an Adjusted EBITDA margin of 17.1% up from 9.8% in the fourth quarter of 2018.
•	Operating Cash Flow: Operating cash flow was $18.3 million in the fourth quarter of 2019, compared to $14.8 in the fourth quarter of 2018.
•	Free Cash Flow, Cash and Investments: Free cash flow was $13.4 million compared to $1.9 million in the fourth quarter of 2018. Cash and short-term investments as of March 31, 2019 were $173.5 million.

Full Year 2019 Financial Highlights

•	Revenue: Revenue for 2019 was $340.4 million, an increase of 30% compared to $261.9 million of revenue in 2018. Revenue on a constant currency basis increased 32% compared to 2018.
•	Customers: Added 4,000 net new customers in 2019.
•	Revenue Retention Rate: Revenue retention rate was 111% for 2019.

•	Gross Profit Percentage: Gross profit percentage was 73% in 2019, consistent with 73% in 2018.
•

Net Loss: Net loss was $7.0 million, or $(0.12) per diluted share, based on 60.0 million diluted shares outstanding compared to a net loss of $12.4 million, or $(0.22) per diluted share based on 57.3 million diluted shares outstanding in 2018.

•	Adjusted EBITDA: Adjusted EBITDA was $54.0 million, representing an Adjusted EBITDA margin of 15.9% up from 9.8% in 2018.
•	Operating Cash Flow: Operating cash flow was $66.2 million for 2019 compared to $46.4 million for 2018.
•

Non-GAAP Net Income: Non-GAAP net income was $16.4 million, or $0.26 per diluted share, based on 62.8 million diluted shares outstanding compared to a non-GAAP net loss of $0.9 million or $(0.01) per diluted share based on 57.3 million diluted shares outstanding in 2018.

•	Free Cash Flow: Free cash flow was $37.4 million compared to $11.9 million for the full year 2018.

Reconciliations of the non-GAAP financial measures provided in this press release to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures and how they are calculated is also included under the heading “Non-GAAP Financial Measures.”

Business Highlights

•

Mimecast Threat Center, launched in March, is focused on providing threat intelligence that helps organizations convert threat information into value for the business. Led by Joshua Douglas, the Threat Center will leverage email and web data to offer threat intelligence insights to security professionals.

•

Mimecast Supervision Solution is now available. Integrated with the industry leading Mimecast Cloud Archive, users can facilitate an auditable, managed supervision review process. The solution is flexible to meet the needs of customers while utilizing a scalable SEC 17a-4 validated and tamper proof archive.

•	Sales of Targeted Threat Protection grew rapidly as 1,800 new and existing customers adopted the service in the fourth quarter. In total, 23,100 customers now use the service.
•	On average, Mimecast customers used 3.1 services in the fourth quarter of 2019. This represents an increase from the average of 2.9 services used by customers in the fourth quarter of 2018.
•

A total of 43% of customers used Mimecast in conjunction with Microsoft Office 365® during the fourth quarter of 2019 compared to 31% in the fourth quarter of 2018. In total 15,000 customers of all sizes have selected Mimecast to enhance their security, archive their data, and provide uptime assurance for their Office 365 investments.

Business Outlook

Mimecast is providing guidance for the first quarter and fiscal year 2020.

First Quarter 2020 Guidance:

For the first quarter of 2020, revenue is expected to be in the range of $96.7 million to $97.7 million and constant currency revenue growth is expected to be in the range of 28% to 29%. Our guidance is based on exchange rates as of April 30, 2019 and includes an estimated negative impact of $3.6 million resulting from the strengthening of the U.S. dollar compared to the prior year. Adjusted EBITDA for the first quarter is expected to be in the range of $12.1 million to $13.1 million.

Fiscal Year 2020 Guidance:

For the full year 2020, revenue is expected to be in the range of $413 million to $427 million and constant currency revenue growth is expected to be in the range of 23% to 27%.  Foreign exchange rate fluctuations are negatively impacting this guidance by an estimated $5.2 million. Adjusted EBITDA is expected to be in the range of $70.7 million to $72.7 million.

GAAP net (loss) income is the most comparable GAAP measure to Adjusted EBITDA. Adjusted EBITDA differs from GAAP net (loss) income in that it excludes depreciation, amortization, disposals and impairment of long-lived assets, acquisition-related gains and expenses, litigation-related expenses, share-based compensation expense, restructuring expense, interest income and interest expense, the provision for income taxes and foreign exchange income (expense). Adjusted EBITDA also includes rent paid in the period related to locations which are accounted for as build-to-suit facilities. Mimecast is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Mimecast has not provided guidance for GAAP net income (loss) or a reconciliation of forward-looking Adjusted EBITDA guidance to GAAP net (loss) income.

Conference Call and Webcast Information

Mimecast will host a conference call to discuss these financial results for investors and analysts at 4:30 pm EDT (UTC-05:00) on May 13, 2019.  To access the conference call, dial (844) 402-0879 for the U.S. and Canada and (478) 219-0767 for international callers and enter conference ID# 9055128.  The call will also be webcast live on the investor relations section of the Company’s website https://investors.mimecast.com.  An audio replay of the call will be available two hours after the live call ends by dialing (855) 859-2056 for U.S. and Canada and (404) 537-3406 for international callers and entering conference ID# 9055128.  In addition, an archive of the webcast will be available on the investor relations section of the Company’s website https://investors.mimecast.com.

About Mimecast

Mimecast is a cybersecurity provider that helps thousands of organizations worldwide make email safer, restore trust and bolster cyber resilience. Mimecast’s expanded cloud suite enables organizations to implement a comprehensive cyber resilience strategy. From email and web security, archive and data protection to awareness training, uptime assurance and more, Mimecast helps organizations stand strong in the face of cyberattacks, human error and technical failure. www.mimecast.com

Mimecast and the Mimecast logo are registered trademarks of Mimecast. All other third-party trademarks and logos contained in this press release are the property of their respective owners.

Non-GAAP Financial Measures

We have provided in this press release financial information that has not been prepared in accordance with GAAP. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures provided in the financial statement tables included below in this press release.

Revenue Constant Currency Growth Rate. We believe revenue constant currency growth rate is a key indicator of our operating results. We calculate revenue constant currency growth rate by translating revenue from entities reporting in foreign currencies into U.S. dollars using the comparable foreign currency exchange rates from the prior fiscal period. To determine projected revenue growth rates on a constant currency basis for the first quarter and full year 2020, expected revenue from entities reporting in foreign currencies is translated into U.S. dollars using the comparable prior year period’s monthly average foreign currency exchange rates.

Adjusted EBITDA and Adjusted EBITDA margin. We believe that Adjusted EBITDA and Adjusted EBITDA margin are key indicators of our operating results. We define Adjusted EBITDA as net (loss) income, adjusted to exclude: depreciation, amortization, disposals and impairment of long-lived assets, acquisition-related gains and expenses, litigation-related expenses, share-based compensation expense, restructuring expense, interest income and interest expense, the provision for income taxes and foreign exchange income (expense). Adjusted EBITDA also includes rent in the period related to locations which are accounted for as build-to-suit facilities. We define Adjusted EBITDA margin as Adjusted EBITDA over revenue in the period. We use Adjusted EBITDA as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies, to communicate with our board of directors concerning our financial performance and for establishing incentive compensation metrics for executives and other senior employees.

Non-GAAP net income. We define non-GAAP net income as net income (loss) less share-based compensation expense, amortization of acquired intangible assets, impairment of long-lived assets, restructuring expense, acquisition-related gains and expenses, litigation-related expenses and the income tax effect of non-GAAP adjustments. We consider this non-GAAP financial measure to be a useful metric for management and investors because it excludes the effect of share-based compensation expense, certain other “one-time” charges and related income tax effects so that our management and investors can compare our recurring core business net results over multiple periods. There are a number of limitations related to the use of non-GAAP net income versus net (loss) income calculated in accordance with GAAP. For example, as noted above, non-GAAP net income excludes share-based compensation expense, certain other “one-time” charges and related income tax effects. In addition, the components of the costs that we exclude in our calculation of non-GAAP net income may differ from the components that our peer companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and evaluating non-GAAP net income together with net (loss) income calculated in accordance with GAAP.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property, equipment and capitalized software, can be used for strategic opportunities, including investing in our business, and strengthening the balance sheet. Analysis of free cash flow facilitates management’s comparisons of our operating results to competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating our company is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period. Management compensates for this limitation by providing information about our capital expenditures on the face of the cash flow statement and in the liquidity and capital resources discussion included in our annual and quarterly reports filed with the Securities and Exchange Commission.

Safe Harbor for Forward-Looking Statements

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, Mimecast’s ability to protect its customers, momentum in Mimecast’s business, Mimecast’s new service and product offerings, and Mimecast’s future financial performance on both a GAAP and non-GAAP basis under the heading “Business Outlook” above, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Mimecast intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including, but not limited to, the ability to attract new customers and retain existing customers, competitive conditions, data breaches, compliance with data privacy and data transfer laws and regulations, service disruptions, the impact of acquisitions, the effect of the withdrawal of the United Kingdom from the European Union, risks associated with failure to protect the Company’s intellectual property or claims that the Company infringes the intellectual property of others, the global nature of the Company’s business, including foreign currency exchange rate fluctuations and the other risks, uncertainties and factors detailed in Mimecast’s filings with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Mimecast’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Mimecast is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

MIMECAST LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended March 31,		Year Ended March 31,
	2019	2018	2019	2018
Revenue	$92,193	$73,401	$340,377	$261,897
Cost of revenue	24,702	20,176	90,874	69,699
Gross profit	67,491	53,225	249,503	192,198
Operating expenses
Research and development	15,989	12,185	57,939	38,373
Sales and marketing	35,823	32,342	139,194	121,246
General and administrative	15,472	10,360	53,759	36,989
Impairment of long-lived assets	—	1,712	—	1,712
Restructuring	—	832	(170)	832
Total operating expenses	67,284	57,431	250,722	199,152
Gain (loss) from operations	207	(4,206)	(1,219)	(6,954)
Other income (expense)
Interest income	875	456	2,515	1,310
Interest expense	(1,884)	(442)	(5,940)	(598)
Foreign exchange expense and other, net	(1,118)	(1,380)	(356)	(3,439)
Total other income (expense), net	(2,127)	(1,366)	(3,781)	(2,727)
Loss before income taxes	(1,920)	(5,572)	(5,000)	(9,681)
Provision for income taxes	10	982	2,001	2,705
Net loss	$(1,930)	$(6,554)	$(7,001)	$(12,386)

Net loss per ordinary share
Basic and diluted	$(0.03)	$(0.11)	$(0.12)	$(0.22)

Weighted-average number of ordinary shares outstanding
Basic and diluted	60,733	58,264	59,960	57,269

MIMECAST LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(unaudited)

	As of March 31,
	2019	2018
Assets
Current assets
Cash and cash equivalents	$137,576	$78,339
Short-term investments	35,941	58,871
Accounts receivable, net	80,953	65,392
Deferred contract costs, net	8,140	—
Prepaid expenses and other current assets	25,871	15,302
Total current assets	288,481	217,904

Property and equipment, net	94,202	123,822
Intangible assets, net	30,623	9,819
Goodwill	107,575	5,631
Deferred contract costs, net of current portion	28,250	—
Other assets	5,156	1,222
Total assets	$554,287	$358,398

Liabilities and shareholders' equity
Current liabilities
Accounts payable	$9,457	$6,052
Accrued expenses and other current liabilities	44,309	33,878
Deferred revenue	163,102	123,057
Current portion of capital lease obligations	844	1,125
Current portion of long-term debt	4,059	—
Total current liabilities	221,771	164,112

Deferred revenue, net of current portion	12,472	18,045
Long-term capital lease obligations	1,381	2,390
Long-term debt	92,797	—
Construction financing lease obligations	36,650	67,205
Other non-current liabilities	15,581	4,954
Total liabilities	380,652	256,706

Commitments and contingencies

Shareholders' equity
Ordinary shares, $0.012 par value, 300,000,000 shares authorized; 61,158,051 and 58,949,644 shares issued and outstanding as of March 31, 2019 and 2018, respectively	734	707
Additional paid-in capital	263,388	212,839
Accumulated deficit	(83,632)	(106,507)
Accumulated other comprehensive loss	(6,855)	(5,347)
Total shareholders' equity	173,635	101,692
Total liabilities and shareholders' equity	$554,287	$358,398

MIMECAST LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended March 31,		Year ended March 31,
	2019	2018	2019	2018
Operating activities
Net loss	$(1,930)	$(6,554)	$(7,001)	$(12,386)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,910	6,382	29,953	18,960
Share-based compensation expense	7,468	3,036	25,954	11,734
Amortization of deferred contract costs	1,860	—	6,390	—
Amortization of debt issuance costs	97	—	336	—
Impairment of long-lived assets	—	1,712	—	1,712
Other non-cash items	(35)	173	(400)	365
Unrealized currency loss on foreign denominated transactions	697	1,531	880	2,958
Changes in assets and liabilities:
Accounts receivable	(15,805)	(10,484)	(18,771)	(17,935)
Prepaid expenses and other current assets	(2,676)	(4,410)	(2,046)	(5,037)
Deferred contract costs	(6,625)	—	(20,219)	—
Other assets	(731)	(9)	(2,045)	33
Accounts payable	(367)	(864)	2,093	(104)
Deferred revenue	25,327	19,325	45,901	39,042
Accrued expenses and other liabilities	3,138	4,949	5,210	7,070
Net cash provided by operating activities	18,328	14,787	66,235	46,412
Investing activities
Purchases of investments	(21,916)	(28,959)	(42,856)	(76,948)
Maturities of investments	7,000	23,000	66,000	77,808
Purchases of property, equipment and capitalized software	(4,916)	(12,909)	(28,795)	(34,498)
Payments for acquisitions, net of cash acquired	(6,760)	—	(115,673)	(1,381)
Net cash used in investing activities	(26,592)	(18,868)	(121,324)	(35,019)
Financing activities
Proceeds from issuance of ordinary shares	11,282	7,519	24,688	17,039
Payments on debt	(625)	(194)	(1,875)	(1,825)
Payments on capital lease obligations	(590)	(623)	(1,275)	(1,039)
Payments on construction financing lease obligations	(654)	(1,019)	(2,301)	(1,019)
Proceeds from issuance of debt, net of issuance costs	—	—	97,748	—
Net cash provided by financing activities	9,413	5,683	116,985	13,156
Effect of foreign exchange rates on cash	743	747	(2,659)	2,471
Net increase in cash and cash equivalents	1,892	2,349	59,237	27,020

Cash and cash equivalents at beginning of period	135,684	75,990	78,339	51,319
Cash and cash equivalents at end of period	$137,576	$78,339	$137,576	$78,339

Key Performance Indicators

In addition to traditional financial metrics, such as revenue and revenue growth trends, we monitor several other non-GAAP financial measures and non-financial metrics to help us evaluate growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts and assess operational efficiencies. The key performance indicators that we monitor are as follows:

	Three months ended March 31,		Year Ended March 31,
	2019	2018	2019	2018
	(dollars in thousands)
Revenue constant currency growth rate (1)	32%	33%	32%	38%
Revenue retention rate (2)	111%	110%	111%	110%
Total customers (3)	34,400	30,400	34,400	30,400
Gross profit percentage	73%	73%	73%	73%
Adjusted EBITDA (1)	$15,750	$7,223	$54,008	$25,752

(1)

Adjusted EBITDA and revenue constant currency growth rates are non-GAAP measures. For a reconciliation of Adjusted EBITDA and revenue constant currency growth rates to the nearest comparable GAAP measures, see “Reconciliation of Non-GAAP Financial Measures” below.

(2)

We calculate our revenue retention rate by annualizing constant currency revenue recorded on the last day of the measurement period for only those customers in place throughout the entire measurement period. We include add-on, or upsell, revenue from additional employees and services purchased by existing customers. We divide the result by revenue on a constant currency basis on the first day of the measurement period for all customers in place at the beginning of the measurement period. The measurement period is the trailing twelve months. The revenue on a constant currency basis is based on the average exchange rates in effect during the respective period.

(3)

Reflects the customer count on the last day of the period rounded to the nearest hundred customers. We define a customer as an entity with an active subscription contract as of the measurement date. A customer is typically a parent company or, in a few cases, a significant subsidiary that works with us directly.

Reconciliation of Non-GAAP Financial Measures

The following table presents a reconciliation of revenue growth rate, as reported to revenue constant currency growth rate:

	Three months ended March 31,		Year ended March 31,
	2019	2018	2019	2018
	(dollars in thousands)
Reconciliation of Revenue Constant Currency Growth Rate:
Revenue, as reported	$92,193	$73,401	$340,377	$261,897
Revenue year-over-year growth rate, as reported	26%	40%	30%	40%
Estimated impact of foreign currency fluctuations	6%	(7)%	2%	(2)%
Revenue constant currency growth rate	32%	33%	32%	38%

Exchange rate for period
USD	1.000	1.000	1.000	1.000
ZAR	0.071	0.084	0.073	0.077
GBP	1.302	1.392	1.313	1.327
AUD	0.713	0.786	0.730	0.774

The following table presents a reconciliation of Net loss to Non-GAAP net income (loss) (in thousands, except per share amounts):

	Three months ended March 31,		Year ended March 31,
	2019	2018	2019	2018
Reconciliation of Non-GAAP Net Income (Loss):
Net loss	$(1,930)	$(6,554)	$(7,001)	$(12,386)
Share-based compensation expense	7,468	3,036	25,954	11,734
Amortization of acquired intangible assets (1)	617	43	1,573	170
Acquisition-related expenses	190	—	2,012	—
Impairment of long-lived assets	—	1,712	—	1,712
Restructuring (2)	—	832	(170)	832
Gain on previously held asset	—	—	(338)	—
Litigation-related expenses	1,000	—	1,000	—
Income tax effect of Non-GAAP adjustments	(2,715)	(2,186)	(6,652)	(2,917)
Non-GAAP net income (loss)	$4,630	$(3,117)	$16,378	$(855)
Non-GAAP net income (loss) per ordinary share - basic	$0.08	$(0.05)	$0.27	$(0.01)
Non-GAAP net income (loss) per ordinary share - diluted	$0.07	$(0.05)	$0.26	$(0.01)
Weighted-average number of ordinary shares used in computing Non-GAAP net income (loss) per ordinary share:
Basic	60,733	58,264	59,960	57,269
Diluted	63,302	58,264	62,792	57,269

(1)	Prior period amounts have been updated to conform to the current period presentation.
(2)	The restructuring expense during the twelve months ended March 31, 2019 and 2018 related to the exit from our former North American headquarters facility located in Watertown, Massachusetts.

The following table presents a reconciliation of Net loss to Adjusted EBITDA:

	Three months ended March 31,		Year ended March 31,
	2019	2018	2019	2018
	(in thousands)
Reconciliation of Adjusted EBITDA:
Net loss	$(1,930)	$(6,554)	$(7,001)	$(12,386)
Depreciation, amortization and disposals of long-lived assets	7,910	6,562	29,960	19,141
Rent expense related to build-to-suit facilities	(1,332)	(785)	(4,482)	(785)
Interest expense, net	1,009	(14)	3,425	(712)
Provision for income taxes	10	982	2,001	2,705
Share-based compensation expense	7,468	3,036	25,954	11,734
Impairments of long-lived assets	—	1,712	—	1,712
Restructuring	—	832	(170)	832
Foreign exchange (income) expense	1,425	1,452	1,647	3,511
Acquisition-related expenses	190	—	2,012	—
Gain on previously held asset	—	—	(338)	—
Litigation-related expenses	1,000	—	1,000	—
Adjusted EBITDA	$15,750	$7,223	$54,008	$25,752

The following table presents a reconciliation of Net cash provided by operating activities to Free Cash Flow (in thousands):

	Three months ended March 31,		Year ended March 31,
	2019	2018	2019	2018
Reconciliation of Free Cash Flow:
Net cash provided by operating activities	$18,328	$14,787	$66,235	$46,412
Purchases of property, equipment and capitalized software	(4,916)	(12,909)	(28,795)	(34,498)
Free Cash Flow	$13,412	$1,878	$37,440	$11,914

Share-based compensation expense for the three and twelve months ended March 31, 2019 and 2018 (in thousands):

	Three months ended March 31,		Year ended March 31,
	2019	2018	2019	2018
Cost of revenue	$427	$267	$1,684	$1,053
Research and development	1,738	609	6,199	2,555
Sales and marketing	2,015	1,212	7,856	4,477
General and administrative	3,288	948	10,215	3,649
Total share-based compensation expense	$7,468	$3,036	$25,954	$11,734

Amortization of acquired intangible assets for the three and twelve months ended March 31, 2019 and 2018 (in thousands):

	Three months ended March 31,		Year ended March 31,
	2019	2018	2019	2018
Cost of revenue	$588	$39	$1,488	$155
Sales and marketing	29	4	85	15
Total amortization of acquired intangible assets	$617	$43	$1,573	$170

Impact of the adoption of ASC 606 for the three and twelve months ended March 31, 2019 (in thousands):

	Three months ended March 31, 2019
	As Reported - ASC 606	Amounts without Adoption of ASC 606	Effect of Change Increase/(Decrease)
Income Statement
Revenues	$92,193	$92,023	$170
Operating expenses
Sales and marketing	(35,823)	(40,713)	(4,890)
Net loss	$(1,930)	$(6,990)	$5,060

	Year ended March 31, 2019
	As Reported - ASC 606	Amounts without Adoption of ASC 606	Effect of Change Increase/(Decrease)
Income Statement
Revenues	$340,377	$338,829	$1,548
Operating expenses
Sales and marketing	(139,194)	(153,003)	(13,809)
Net loss	$(7,001)	$(22,358)	$15,357

Mimecast Social Media Resources

-	LinkedIn: Mimecast
-	Facebook: Mimecast
-	Twitter: @Mimecast
-	Blog: Challenging Complexity

Press Contact

Alison Raymond Walsh
Press@Mimecast.com
617-393-7126

Investor Contact

Robert Sanders

Investors@Mimecast.com

617-393-7074